UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 27, 2009 (May 20, 2009)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2009, the shareholders of LoJack Corporation (the "Company") approved an amendment to the LoJack Corporation 2008 Stock Incentive Plan (the "Plan") at the Company’s annual meeting of shareholders. The terms of the Plan, as proposed to be amended, are set forth in the Company’s proxy statement, dated April 8, 2009, for the annual meeting of shareholders.  The description of the Plan in the section of the proxy statement titled “Amendment of the LoJack Corporation 2008 Stock Incentive Plan” is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On May 20, 2009, the Board of Directors of the Company approved a flat fee structure for the cash portion of director compensation and established a cap on the number of shares directors may receive in accordance with the equity portion of director compensation.

Effective as of May 20, 2009, directors will receive an annual fixed fee of $40,000 per director.  Such fee will be paid quarterly commencing June 1, 2009.  Consistent with past practice, the lead director and chairs of the respective board committees will also be paid an annual fee for such position, as follows:  Chair of Audit Committee: $10,000; Chair of Compensation Committee: $7,500; Lead Director: $5,000; and Chair of Nominating and Corporate Governance Committee: $5,000.  A significant transaction or event requiring a significant increase in the number of board meetings or activities may be compensated separately.

Consistent with past practice, directors will receive an annual grant (on the third business day after the annual meeting) of $80,000 (rounded to the nearest whole number of shares) in value of restricted stock subject to forfeiture and restrictions on transfer, with such restrictions to lapse two years after the date of grant.  The number of shares shall be determined by dividing $80,000 by the Company’s closing stock price on the date of grant, subject to the new limitation that in no event shall directors be granted more than 15,000 shares of the Company’s Common Stock on such date.  As a result, directors received approximately $52,000 worth of restricted stock in 2009 as compared to $80,000 in 2008, and average total compensation for directors will decline to approximately $97,000 for 2009 as compared to $119,000 for 2008.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

99.1	Amendment of the LoJack Corporation 2008 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant) By: /s/ Thomas A. Wooters
Thomas A. Wooters Executive Vice President and General Counsel

Date: May 27, 2009